UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006
PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 13, 2006, Pike Electric Corporation (the “Company”) and Pike Electric, Inc., a subsidiary of the Company (the “Borrower”), executed the Fifth Amendment (the “Fifth Amendment”) to the Amended and Restated Credit Agreement dated July 1, 2004 (the “Credit Agreement”) among the Borrower, the Company, and the lenders party thereto.
     The Fifth Amendment amends the Credit Agreement’s definition of “Change of Control” by removing the provision that a “Change of Control” would occur upon the LGB Group (as defined therein) not having beneficial ownership of at least 30% of the Company’s outstanding common stock and inserting a provision that a “Change of Control” would occur upon a person or group, other than the LGB Group, becoming the beneficial owner of more than 35% of the Company’s outstanding common stock.
     The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to the Amended and Restated Credit Agreement, dated as of December 9, 2005, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION
Date: November 16, 2006	By:	/s/ Anthony K. Slater
		Name:	Anthony K. Slater
		Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 13, 2006	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to the Amended and Restated Credit Agreement, dated as of December 9, 2005, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.

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